As filed with the Securities and Exchange Commission on January 11, 2024

Registration No. 333-276322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OBLONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 16th Street, Suite 1400 #1024

Denver, Colorado 80202

(213) 683-8863 ext. 5

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Clark

Chief Financial Officer, Treasurer, and Secretary

Oblong, Inc.

110 16th Street, Suite 1400 #1024

Denver, Colorado 80202

(213) 683-8863 ext. 5

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald R. Levine, II, Esq.

Arnold & Porter Kaye Scholer LLP

1144 Fifteenth Street, Suite 3100

Denver, Colorado 80202

Telephone: (303) 863-1000

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the registration statement filed on December 29, 2023, is to supplement and revise the “Incorporation Of Certain Information By Reference” section of the Prospectus to include additional Current Reports on Form 8-K. The remainder of the Prospectus is unchanged.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors section of our website, www.oblong.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated herein by reference.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-35376) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Current Reports on Form 8-K (File No. 001-35376), filed with the SEC on January 3, 2023, January 19, 2023, April 3, 2023, April 24, 2023, May 18, 2023, May 30, 2023, July 5, 2023, September 13, 2023, September 22, 2023, October 4, 2023, October 10, 2023, October 16, 2023, October 19, 2023 and December 4, 2023;

●	our Annual Report on Form 10-K (File No. 001-35376) for the year ended December 31, 2022, filed with the SEC on March 21, 2023;

●	our definitive proxy statement on Schedule 14A (File No. 001-35376), filed with the SEC on April 24, 2023;

●	our Quarterly Report on Form 10-Q (File No. 001-35376) for the three months ended March 31, 2023, filed with the SEC on May 10, 2023;

●	our Quarterly Report on Form 10-Q (File No. 001-35376) for the three months ended June 30, 2023, filed with the SEC on August 10, 2023;

●	our Quarterly Report on Form 10-Q (File No. 001-35376) for the three months ended September 30, 2023, filed with the SEC on November 14, 2023;

●	the description of our Common Stock set forth in our Registration Statement on Form 8-A12B filed with the SEC on February 11, 2021, and any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement, and subsequent to effectiveness of the registration statement and prior to such time as we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

Oblong, Inc.

Corporate Secretary

110 16th Street, Suite 1400 #1024

Denver, Colorado 80202

(213) 683-8863 ext. 5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 11, 2024.

OBLONG, INC.

By:	/s/ Peter J. Holst
Peter J. Holst, Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ David Clark
David Clark, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Peter Holst and David Clark, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Peter J. Holst	Date: January 11, 2024
Peter J. Holst, Chief Executive Officer, President, and Chairman of the Board (Principal Executive Officer)

/s/ David Clark	Date: January 11, 2024
David Clark, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jason Adelman	Date: January 11, 2024
Jason Adelman, Director

/s/ Deborah Meredith	Date: January 11, 2024
Deborah Meredith, Director

/s/ Jonathan Schechter	Date: January 11, 2024
Jonathan Schechter, Director

/s/ Robert Weinstein	Date: January 11, 2024
Robert Weinstein, Director

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